Exhibit 99.1

RenaissanceRe Reports Net Loss of $248.0 Million for the First Quarter of 2011 or $4.69 Per Diluted Common

Share; Operating Loss of $242.9 Million or $4.59 Per Diluted Common Share

Net Negative Impact of $427.4 Million for the First Quarter of 2011 Related to the Australian Flooding, the

February 2011 New Zealand Earthquake and the Tohoku Earthquake

Book Value per Common Share Decreased $5.57, or 8.9%, to $57.01 at March 31, 2011

Pembroke, Bermuda, April 26, 2011 — RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported a net loss attributable to RenaissanceRe common shareholders of $248.0 million or $4.69 per diluted common share in the first quarter of 2011, compared to net income available to RenaissanceRe common shareholders of $165.0 million or $2.73 per diluted common share in the first quarter of 2010. Operating loss attributable to RenaissanceRe common shareholders was $242.9 million or $4.59 per diluted common share for the first quarter of 2011, compared to operating income available to RenaissanceRe common shareholders of $116.5 million or $1.91 per diluted common share in the first quarter of 2010. The Company reported an annualized return on average common equity of negative 31.3% and an annualized operating return on average common equity of negative 30.7% in the first quarter of 2011, compared to positive 20.9% and positive 14.8%, respectively, in the first quarter of 2010. See Comments on Regulation G for a reconciliation of non-GAAP measures.

Book value per common share decreased $5.57, or 8.9%, in the first quarter of 2011 to $57.01, compared to a 4.2% increase in the first quarter of 2010.

Neill A. Currie, CEO, commented: “This quarter’s catastrophic events have caused enormous human tragedy, and we extend our sympathies to all those affected. As we have throughout the history of our Company, we are responding to the needs of our clients quickly, whether it is paying valid claims with industry leading speed, or providing additional coverage in the wake of these events.”

Mr. Currie commented further: “In the aftermath of the large catastrophes that have occurred over the last year, and as our clients’ view of risks evolve, we anticipate demand for our products will increase over time. Our experienced team has the tools and the capital necessary to respond to the needs of our clients.”

FIRST QUARTER 2011 HIGHLIGHTS (1)

•

Gross premiums written increased $94.5 million, or 18.3%, to $610.5 million, primarily driven by reinstatement premiums written from the large catastrophes of the first quarter of 2011 and increases across most lines of business within the Lloyd’s segment. Excluding the impact of $113.5 million and $27.0 million of reinstatement premiums written in the first quarter of 2011 and 2010, respectively, gross premiums written increased $8.0 million, or 1.6%.

•

Underwriting loss of $397.2 million and a combined ratio of 230.0%, principally due to the Australian flooding, the February 2011 New Zealand earthquake and the Tohoku earthquake, as detailed in the table below, which had a net negative impact (2) of $427.4 million and added 212.3 percentage points to the combined ratio.

	Three months ended March 31, 2011
(in thousands, except ratios)	Australian Flooding	February 2011 New Zealand Earthquake	Tohoku Earthquake	Total

Net claims and claim expenses incurred	$(46,118)	$(209,840)	$(402,045)	$(658,003)

Assumed reinstatement premiums earned	8,050	23,375	82,041	113,466
Ceded reinstatement premiums earned	—	(2,140)	(9,889)	(12,029)
(Lost) earned profit commissions	(1,550)	(8,452)	1,337	(8,665)

Net impact on underwriting result	(39,618)	(197,057)	(328,556)	(565,231)
Equity in losses of Top Layer Re	—	(23,758)	—	(23,758)
Recoveries from ceded reinsurance contracts accounted for at fair value	—	—	45,000	45,000
Redeemable noncontrolling interest - DaVinciRe	8,274	42,125	66,146	116,545

Net negative impact	$(31,344)	$(178,690)	$(217,410)	$(427,444)

Percentage point impact on consolidated combined ratio	9.8	59.6	100.6	212.3

Net negative impact on Reinsurance segment underwriting result	$(39,618)	$(191,103)	$(313,980)	$(544,701)
Net negative impact on Lloyd’s segment underwriting result	—	(5,954)	(14,576)	(20,530)

Net negative impact on underwriting result	$(39,618)	$(197,057)	$(328,556)	$(565,231)

Underwriting Results by Segment (1)

Reinsurance Segment

Gross premiums written in the Reinsurance segment were $573.7 million, an increase of $75.1 million, or 15.1%. The increase is primarily due to a $74.6 million increase in the catastrophe reinsurance unit as a result of reinstatement premiums written on the February 2011 New Zealand earthquake and the Tohoku earthquake, and partially offset by the then softening market conditions on a risk-adjusted basis in our core markets during the January 2011 renewals. Excluding the impact of $112.8 million and $27.0 million of reinstatement premiums written in the first quarter of 2011 and 2010, respectively, Reinsurance segment gross premiums written declined $10.7 million, or 2.3%, and managed catastrophe premiums written declined $13.0 million, or 3.0%.

The Reinsurance segment incurred an underwriting loss of $368.1 million and a combined ratio of 227.2%, compared to underwriting income of $87.4 million and a combined ratio of 64.0%. Current accident year net claims and claim expenses in the Reinsurance segment of $667.4 million are comprised of $606.2 million and $61.1 million related to the catastrophe and specialty units, respectively. As detailed in the table below, the large catastrophes of the first quarter of 2011 had a net impact on the Reinsurance segment underwriting result of $544.7 million and added 220.9 percentage points to the Reinsurance segment’s combined ratio.

	Three months ended March 31, 2011
(in thousands, except ratios)	Australian Flooding	February 2011 New Zealand Earthquake	Tohoku Earthquake	Total

Net claims and claim expenses incurred	$(46,118)	$(203,886)	$(387,053)	$(637,057)

Assumed reinstatement premiums earned	8,050	23,375	81,327	112,752
Ceded reinstatement premiums earned	—	(2,140)	(9,591)	(11,731)
(Lost) earned profit commissions	(1,550)	(8,452)	1,337	(8,665)

Net impact on Reinsurance segment underwriting result	$(39,618)	$(191,103)	$(313,980)	$(544,701)

Net negative impact on catastrophe unit underwriting result	$(33,618)	$(178,603)	$(293,980)	$(506,201)
Net negative impact on specialty unit underwriting result	(6,000)	(12,500)	(20,000)	(38,500)

Net impact on Reinsurance segment underwriting result	$(39,618)	$(191,103)	$(313,980)	$(544,701)

Percentage point impact on Reinsurance segment combined ratio	10.4	61.2	102.3	220.9

The Reinsurance segment experienced $72.0 million of favorable development on prior year reserves, including $19.7 million in the catastrophe unit due to reductions in estimated ultimate losses on certain specific events, and $52.3 million in the specialty unit, with $18.4 million related to lower than expected claims emergence, $26.8 million associated with actuarial assumption changes and the remainder due to reductions in ultimate losses on large events.

Lloyd’s Segment

Gross premiums written in the Lloyd’s segment increased by $22.6 million, or 161.1%, to $36.6 million, primarily due to Syndicate 1458 increasing its book of business across all lines of business, most notably in lines within its specialty business. The Lloyd’s segment incurred an underwriting loss of $26.3 million and a combined ratio of 267.7%, compared to $2.9 million and 141.7%, respectively. Net claims and claim expenses are comprised primarily of $15.0 million related to the Tohoku earthquake and $6.0 million related to the February 2011 New Zealand earthquake, with the remainder due to incurred but not reported loss activity in the specialty lines of business.

Investments (1)

Total investment result, which includes net investment income, net realized and unrealized (losses) gains on investments, net other-than-temporary impairments and the change in net unrealized gains on fixed maturity investments available for sale, decreased $49.9 million, to $55.3 million, primarily due to the lower total returns on the fixed maturity investments portfolio and certain non-investment grade allocations included in other investments, and partially offset by improved returns on private equity investments. The average yield to maturity on the fixed maturity and short term investment portfolio was 2.1% at March 31, 2011.

Other Income (Loss) (1)

Other income improved $56.3 million to $50.1 million primarily due to:

•

ceded reinsurance contracts accounted for at fair value generating income of $43.5 million, compared to a loss of $1.5 million, as a result of net recoverables on the Tohoku earthquake which are included in the determination of net negative impact from the large catastrophes of the first quarter of 2011;

•	a $3.0 million gain on the sale of the Platinum warrants, compared to a mark-to-market loss of $3.7 million; and

•	an improvement of $5.1 million in other income from the Company’s weather and energy risk management operations due to overall more favorable trading conditions experienced during the period.

Other Items (1)

•

Equity in losses of other ventures of $23.8 million declined $25.9 million from prior year primarily due to our equity in losses of Top Layer Re of $22.5 million as a result of net claims and claim expenses related to the February 2011 New Zealand earthquake recorded by Top Layer Re.

•

Net loss attributable to the redeemable noncontrolling interests of $85.5 million deteriorated from net income attributable to noncontrolling interests of $10.6 million, primarily due to the decreased profitability of DaVinciRe as a result of the large catastrophes of the first quarter of 2011 and an increase in the Company’s ownership of DaVinciRe to 44.0% at March 31, 2011, compared to 41.2% at March 31, 2010.

•	Approximately 2.7 million common shares were repurchased in open market transactions at an aggregate cost of $174.8 million and at an average share price of $65.84.

•	On April 1, 2011, DaVinciRe repaid in full the $200.0 million borrowed under the DaVinciRe Credit Agreement.

This Press Release includes certain non-GAAP financial measures including “operating (loss) income (attributable) available to RenaissanceRe common shareholders”, “operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share – diluted”, “operating return on average common equity – annualized” and “managed catastrophe premiums”. A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.

Please refer to the “Investor Information – Financial Reports – Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.

RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, April 27, 2011 at 10:00 a.m. (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information – Company Webcasts” section of RenaissanceRe’s website at www.renre.com.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of three segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain property catastrophe and specialty joint ventures managed by the Company’s ventures unit, (2) Lloyd’s, which includes reinsurance and insurance business written through Syndicate 1458, and (3) Insurance, which principally includes the Company’s Bermuda-based insurance operations.

Cautionary Statement under “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this earnings release contain information about the Company’s future business prospects. These statements may be considered “forward-looking.” These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Reports on Form 10-Q.

(1)	All comparisons are with the first quarter of 2010 unless specifically stated.
(2)

Net negative impact includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, lost profit commissions, redeemable noncontrolling interest, equity in the net claims and claim expenses of Top Layer Re, and other income with respect of ceded reinsurance contracts accounted for at fair value. The Company’s estimates are based on a review of its potential exposures, preliminary discussions with certain counterparties and catastrophe modeling techniques. Given the magnitude and recent occurrence of these events, delays in receiving claims data, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from these events. Accordingly, the Company’s actual net negative impact from these events will vary from these preliminary estimates, perhaps materially so. Changes in these estimates will be recorded in the period in which they occur.

INVESTOR CONTACT:	MEDIA CONTACT:
Rohan Pai	Peter Hill or Dawn Dover
Director of Investor Relations	Kekst and Company
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 295-4513

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Statements of Operations

(in thousands of United States Dollars, except per share amounts)

(Unaudited)

	Three months ended
	March 31, 2011	March 31, 2010

Revenues
Gross premiums written	$610,505	$516,011

Net premiums written	$452,575	$407,159
Increase in unearned premiums	(147,034)	(156,506)

Net premiums earned	305,541	250,653
Net investment income	60,281	65,709
Net foreign exchange gains (losses)	660	(11,342)
Equity in (losses) earnings of other ventures	(23,753)	2,156
Other income (loss)	50,145	(6,191)
Net realized and unrealized (losses) gains on investments	(5,214)	48,200

Total other-than-temporary impairments	—	(33)
Portion recognized in other comprehensive income, before taxes	—	—

Net other-than-temporary impairments	—	(33)

Total revenues	387,660	349,152

Expenses
Net claims and claim expenses incurred	628,537	97,340
Acquisition expenses	32,335	26,435
Operational expenses	41,830	45,150
Corporate expenses	2,064	5,309
Interest expense	6,195	3,156

Total expenses	710,961	177,390

(Loss) income from continuing operations before taxes	(323,301)	171,762
Income tax benefit	52	2,963

(Loss) income from continuing operations	(323,249)	174,725
(Loss) income from discontinued operations	(1,526)	11,447

Net (loss) income	(324,775)	186,172
Net loss (income) attributable to noncontrolling interests	85,492	(10,550)

Net (loss) income attributable to RenaissanceRe	(239,283)	175,622
Dividends on preference shares	(8,750)	(10,575)

Net (loss) income (attributable) available to RenaissanceRe common shareholders	$(248,033)	$165,047

Operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted (1)	$(4.59)	$1.91

(Loss) income from continuing operations (attributable) available to RenaissanceRe common shareholders per common share - basic	$(4.66)	$2.55
(Loss) income from discontinued operations (attributable) available to RenaissanceRe common shareholders per common share - basic	(0.03)	0.20

Net (loss) income (attributable) available to RenaissanceRe common shareholders per common share - basic	$(4.69)	$2.75

(Loss) income from continuing operations (attributable) available to RenaissanceRe common shareholders per common share - diluted (2)	$(4.66)	$2.54
(Loss) income from discontinued operations (attributable) available to RenaissanceRe common shareholders per common share - diluted (2)	(0.03)	0.19

Net (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted (2)	$(4.69)	$2.73

Average shares outstanding - basic	51,504	58,407
Average shares outstanding - diluted (2)	51,504	58,887

Net claims and claim expense ratio	205.7%	38.8%
Expense ratio	24.3%	28.6%

Combined ratio	230.0%	67.4%

Operating return on average common equity - annualized (1)	(30.7%)	14.8%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.
(2)	Earnings per share calculations use average common shares outstanding - basic, when in a net loss position, as required by FASB ASC Topic Earnings per Share.

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Balance Sheets

(in thousands of United States Dollars, except per share amounts)

	At
	March 31, 2011	December 31, 2010

Assets
Fixed maturity investments trading, at fair value	$3,678,549	$3,871,780
Fixed maturity investments available for sale, at fair value	232,320	244,917

Total fixed maturity investments, at fair value	3,910,869	4,116,697
Short term investments, at fair value	1,518,542	1,110,364
Equity investments trading, at fair value	12,707	—
Other investments, at fair value	782,325	787,548
Investments in other ventures, under equity method	78,623	85,603

Total investments	6,303,066	6,100,212
Cash and cash equivalents	252,631	277,738
Premiums receivable	574,547	322,080
Prepaid reinsurance premiums	125,722	60,643
Reinsurance recoverable	324,124	101,711
Accrued investment income	33,580	34,560
Deferred acquisition costs	56,656	35,648
Receivable for investments sold	136,943	99,226
Other secured assets	14,169	14,250
Other assets	176,644	205,373
Goodwill and other intangibles	14,537	14,690
Assets of discontinued operations held for sale	2,481	872,147

Total assets	$8,015,100	$8,138,278

Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$2,070,095	$1,257,843
Unearned premiums	500,165	286,183
Debt	549,178	549,155
Reinsurance balances payable	256,663	318,024
Payable for investments purchased	417,257	195,383
Other secured liabilities	14,000	14,000
Other liabilities	165,717	222,310
Liabilities of discontinued operations held for sale	2,246	598,511

Total liabilities	3,975,321	3,441,409

Redeemable noncontrolling interest - DaVinciRe	536,717	757,655

Shareholders’ Equity
Preference shares	550,000	550,000
Common shares	51,742	54,110
Accumulated other comprehensive income	19,845	19,823
Retained earnings	2,878,315	3,312,392

Total shareholders’ equity attributable to RenaissanceRe	3,499,902	3,936,325
Noncontrolling interest	3,160	2,889

Total shareholders’ equity	3,503,062	3,939,214

Total liabilities, noncontrolling interests and shareholders’ equity	$8,015,100	$8,138,278

Book value per common share	$57.01	$62.58

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Segment Information

(in thousands of United States Dollars) (Unaudited)

	Three months ended March 31, 2011
	Reinsurance	Lloyd’s	Insurance	Eliminations (1)	Other	Total

Gross premiums written	$573,682	$36,620	$280	$(77)	$—	$610,505

Net premiums written	$423,566	$28,737	$272		—	$452,575

Net premiums earned	$289,429	$15,674	$438		—	$305,541
Net claims and claim expenses incurred	595,404	30,523	2,610		—	628,537
Acquisition expenses	29,792	2,461	82		—	32,335
Operational expenses	32,363	8,972	495		—	41,830

Underwriting loss	$(368,130)	$(26,282)	$(2,749)		—	(397,161)

Net investment income					60,281	60,281

Net foreign exchange gains					660	660
Equity in losses of other ventures					(23,753)	(23,753)
Other income					50,145	50,145
Net realized and unrealized losses on investments					(5,214)	(5,214)
Corporate expenses					(2,064)	(2,064)
Interest expense					(6,195)	(6,195)

Loss from continuing operations before taxes						(323,301)
Income tax benefit					52	52
Loss from discontinued operations					(1,526)	(1,526)
Net loss attributable to noncontrolling interests					85,492	85,492
Dividends on preference shares					(8,750)	(8,750)

Net loss attributable to RenaissanceRe common shareholders						$(248,033)

Net claims and claim expenses incurred - current accident year	$667,362	$29,326	$9			$696,697
Net claims and claim expenses incurred - prior accident years	(71,958)	1,197	2,601			(68,160)

Net claims and claim expenses incurred - total	$595,404	$30,523	$2,610			$628,537

Net claims and claim expense ratio - current accident year	230.6%	187.1%	2.1%			228.0%

Net claims and claim expense ratio - prior accident years	(24.9%)	7.6%	593.8%			(22.3%)

Net claims and claim expense ratio - calendar year	205.7%	194.7%	595.9%			205.7%
Underwriting expense ratio	21.5%	73.0%	131.7%			24.3%

Combined ratio	227.2%	267.7%	727.6%			230.0%

(1)	Represents $0.1 million of gross premiums ceded from the Reinsurance segment to the Lloyd’s segment.

	Three months ended March 31, 2010
	Reinsurance	Lloyd’s	Insurance	Eliminations (1)	Other	Total

Gross premiums written	$498,585	$14,024	$4,427	$(1,025)	$—	$516,011

Net premiums written	$388,658	$13,651	$4,850		—	$407,159

Net premiums earned	$243,069	$6,971	$613		—	$250,653
Net claims and claim expenses incurred	98,947	2,587	(4,194)		—	97,340
Acquisition expenses	22,659	1,159	2,617		—	26,435
Operational expenses	34,017	6,134	4,999		—	45,150

Underwriting income (loss)	$87,446	$(2,909)	$(2,809)		—	81,728

Net investment income					65,709	65,709
Net foreign exchange losses					(11,342)	(11,342)
Equity in earnings of other ventures					2,156	2,156
Other loss					(6,191)	(6,191)
Net realized and unrealized gains on fixed maturity investments					48,200	48,200
Net other-than-temporary impairments					(33)	(33)
Corporate expenses					(5,309)	(5,309)
Interest expense					(3,156)	(3,156)

Income from continuing operations before taxes						171,762
Income tax benefit					2,963	2,963
Income from discontinued operations					11,447	11,447
Net income attributable to redeemable noncontrolling interest - DaVinciRe					(10,550)	(10,550)
Dividends on preference shares					(10,575)	(10,575)

Net income available to RenaissanceRe common shareholders						$165,047

Net claims and claim expenses incurred - current accident year	$204,065	$2,686	$2,859			$209,610
Net claims and claim expenses incurred - prior accident years	(105,118)	(99)	(7,053)			(112,270)

Net claims and claim expenses incurred - total	$98,947	$2,587	$(4,194)			$97,340

Net claims and claim expense ratio - current accident year	84.0%	38.5%	466.4%			83.6%
Net claims and claim expense ratio - prior accident years	(43.3%)	(1.4%)	(1,150.6%)			(44.8%)

Net claims and claim expense ratio - calendar year	40.7%	37.1%	(684.2%)			38.8%
Underwriting expense ratio	23.3%	104.6%	1,242.4%			28.6%

Combined ratio	64.0%	141.7%	558.2%			67.4%

(1)	Represents $0.8 million and $0.2 million of gross premiums ceded from the Insurance segment to the Reinsurance segment and from the Reinsurance segment to the Lloyd’s segment, respectively.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Gross Premiums Written and Managed Premiums Analysis

(in thousands of United States Dollars)

(Unaudited)

	Three months ended
	March 31, 2011	March 31, 2010

Reinsurance segment

Renaissance catastrophe premiums	$311,642	$268,294
Renaissance specialty premiums	74,395	72,449

Total Renaissance premiums	386,037	340,743

DaVinci catastrophe premiums	187,036	155,826
DaVinci specialty premiums	609	2,016

Total DaVinci premiums	187,645	157,842

Total catastrophe unit premiums	498,678	424,120
Total specialty unit premiums	75,004	74,465

Total Reinsurance segment gross premiums written	$573,682	$498,585

Lloyd’s segment

Specialty	$29,235	$7,723
Catastrophe	7,385	5,669
Insurance	—	632

Total Lloyd’s segment gross premiums written	$36,620	$14,024

Insurance Segment

Commercial property	$280	$1,097
Personal lines property	—	3,330

Total Insurance segment gross premiums written	$280	$4,427

	Three months ended
Managed Premiums (1)	March 31, 2011	March 31, 2010

Total catastrophe unit gross premiums written	$498,678	$424,120
Catastrophe premiums written on behalf of our joint venture, Top Layer Re (2)	22,528	26,186
Catastrophe premiums written in the Lloyd’s segment	7,385	5,669
Catastrophe premiums assumed from the Insurance segment	—	(175)

Total managed catastrophe premiums (1)	$528,591	$455,800

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.
(2)	Top Layer Re is accounted for under the equity method of accounting.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Total Investment Result

(in thousands of United States Dollars)

(Unaudited)

	Three months ended
	March 31, 2011	March 31, 2010

Fixed maturity investments	$27,913	$28,875
Short term investments	595	486
Equity investments trading	14	—
Other investments
Hedge funds and private equity investments	23,507	17,536
Other	10,827	21,218
Cash and cash equivalents	41	61

	62,897	68,176
Investment expenses	(2,616)	(2,467)

Net investment income	60,281	65,709

Gross realized gains	10,562	48,848
Gross realized losses	(12,617)	(5,170)

Net realized (losses) gains on fixed maturity investments	(2,055)	43,678

Net unrealized (losses) gains on fixed maturity investments trading	(3,758)	4,522
Net unrealized gains on equity investments trading	599	—

Net realized and unrealized (losses) gains on investments	(5,214)	48,200

Total other-than-temporary impairments	—	(33)
Portion recognized in other comprehensive income, before taxes	—	—

Net other-than-temporary impairments	—	(33)

Change in net unrealized gains on fixed maturity investment available for sale	252	(8,641)

Total investment result	$55,319	$105,235

Comments on Regulation G

In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.

The Company uses “operating (loss) income (attributable) available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating (loss) income (attributable) available to RenaissanceRe common shareholders” as used herein differs from “net (loss) income (attributable) available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments from continuing and discontinued operations and net other-than-temporary impairments from continuing and discontinued operations. The Company’s management believes that

“operating (loss) income (attributable) available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s fixed maturity investment portfolio and equity investments trading. The Company also uses “operating (loss) income (attributable) available to RenaissanceRe common shareholders” to calculate “operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share – diluted” and “operating return on average common equity – annualized”. The following is a reconciliation of: 1) net (loss) income (attributable) available to RenaissanceRe common shareholders to operating (loss) income (attributable) available to RenaissanceRe common shareholders; 2) net (loss) income (attributable) available to RenaissanceRe common shareholders per common share – diluted to operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share – diluted; and 3) return on average common equity – annualized to operating return on average common equity – annualized:

	Three months ended
(in thousands of United States dollars, except for per share amounts)	March 31, 2011	March 31, 2010

Net (loss) income (attributable) available to RenaissanceRe common shareholders	$(248,033)	$165,047
Adjustment for net realized and unrealized losses (gains) on investments of continuing operations	5,214	(48,200)
Adjustment for net other-than-temporary impairments of continuing operations	—	33
Adjustment for net realized and unrealized gains on fixed maturity investments and net other-than-temporary impairments of discontinued operations	(42)	(398)

Operating (loss) income (attributable) available to RenaissanceRe common shareholders	$(242,861)	$116,482

Net (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted (1)	$(4.69)	$2.73
Adjustment for net realized and unrealized losses (gains) on investments of continuing operations	0.10	(0.82)
Adjustment for net other-than-temporary impairments of continuing operations	—	—
Adjustment for net realized and unrealized gains on fixed maturity investments and net other-than-temporary impairments of discontinued operations	—	—

Operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted (1)	$(4.59)	$1.91

Return on average common equity - annualized	(31.3%)	20.9%
Adjustment for net realized and unrealized losses (gains) on investments of continuing operations	0.6%	(6.1%)
Adjustment for net other-than-temporary impairments of continuing operations	—	—
Adjustment for net realized and unrealized gains on fixed maturity investments and net other-than-temporary impairments of discontinued operations	—	—

Operating return on average common equity - annualized	(30.7%)	14.8%

(1)	Earnings per share calculations use average common shares outstanding - basic, when in a net loss position, as required by FASB ASC Topic Earnings per Share.

The Company has also included in this Press Release “managed catastrophe premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by Renaissance Reinsurance and its related joint ventures, excluding catastrophe premiums assumed from the Company’s Insurance segment. “Managed catastrophe premiums” differs from total catastrophe unit gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting, the inclusion of catastrophe premiums written on behalf of the Company’s Lloyd’s segment, and the exclusion of catastrophe premiums assumed from the Company’s Insurance segment. The Company’s management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums, as applicable, assumed by the Company through its consolidated subsidiaries and related joint ventures.